UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025 (April 16, 2025)

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Spirit Aviation Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-276992	33-3711797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Radiant Drive
Dania Beach, Florida 33004

(Address of principal executive offices, including zip code)

(954) 447-7920

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of David Davis as President and Chief Executive Officer and Director

On April 17, 2025, Spirit Aviation Holdings, Inc. (“Spirit” or the “Company”) announced the appointment of David Davis as President, Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”), in each case to be effective April 21, 2025.

Mr. Davis, age 58, previously served as Chief Financial Officer and a member of the board of directors of Sun Country Airlines Holdings, Inc. (“Sun Country”) since April 2018 and as President of Sun Country since December 2019. Prior thereto, from December 2017 to April 2018, Mr. Davis was an advisor to Sun Country. From July 2014 to February 2017, Mr. Davis served as Chief Executive Officer and a member of the board of directors, and from November 2012 to June 2014, served as Chief Financial Officer and Chief Operating Officer, of Global Eagle Entertainment, Inc., a leading global provider of media content and satellite-based connectivity systems for use in commercial aviation, maritime and remote land-based applications. Prior thereto, Mr. Davis was the Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc., the world’s fourth largest airline prior to its sale to Delta Air Lines in 2008. Additionally, Mr. Davis has held various finance leadership positions at US Airways, Perseus LLC, and Budget Group, as well as served on the boards of directors of Globecomm Systems, Inc., Lumexis Corporation and ARINC Corporation. Mr. Davis also currently serves on the board of directors of Volotea Airlines. Mr. Davis received a Bachelor of Aerospace Engineering and Mechanics degree and an MBA from the University of Minnesota.

In connection with Mr. Davis’s appointment as President and Chief Executive Officer of the Company, the Company entered into an employment agreement with Mr. Davis, which generally provides for a three-year term of employment with the Company (the “Davis Employment Agreement”). Pursuant to the Davis Employment Agreement, during the term of his employment, Mr. Davis will be entitled to receive (i) an annual base salary of $950,000, (ii) a target annual cash bonus opportunity of 125% of his annual base salary (with a maximum bonus payout of 250% of base salary), with the actual amount of his annual bonus, if any, determined by the Board based on the level of attainment of individual and Company performance objectives, (iii) participation in company benefit plans, including positive-space travel benefits for Mr. Davis and his eligible family members and designees in accordance with Company policy and the terms of the Davis Employment Agreement and (iv) reimbursement for reasonable business and moving expenses and legal fees incurred in connection with the negotiation and entry into the Davis Employment Agreement.

In addition, Mr. Davis will be entitled to receive an inducement cash sign-on bonus in the aggregate amount of $4,000,000, which will be paid in two equal installments, with the first installment paid on his start date and the second installment held in escrow and paid on the first anniversary of his start date, subject to his continued employment through such date (or, if earlier, the occurrence of a “change of control” of the Company or the termination of Mr. Davis’s employment by the Company without “cause” or his resignation for “good reason” (as such terms are defined in the Davis Employment Agreement). Each installment is subject to repayment by Mr. Davis (net of taxes), on a pro-rated monthly basis, if, during the 12-month period following the payment of such installment, his employment is terminated by the Company for “cause”, he resigns without “good reason” or he breaches his restrictive covenant obligations under the Davis Employment Agreement.

Mr. Davis will also be entitled to receive a one-time cash retention bonus of $4,000,000 that will vest and become payable on the fifth anniversary of his start date, subject to his continued employment through such date, except that if his employment is terminated by the Company without “cause” or Mr. Davis resigns for “good reason” prior to the retention date, then he will be entitled to receive the retention bonus within 60 days of his termination date, subject to his execution and non-revocation of a release of claims and continued compliance with his restrictive covenant obligations under the Davis Employment Agreement.

On Mr. Davis’s start date, he will be granted a one-time inducement award of 403,226 restricted stock units (“RSUs”) under the Spirit Aviation Holdings, Inc. 2025 Award Incentive Plan (the “2025 Plan”) (as described in more detail below). In addition, Mr. Davis will also be granted an initial award under the 2025 Plan, split 50% in the form of time-based RSUs (403,226 RSUs) and 50% in the form of performance-based RSUs (“PSUs”) (403,226 PSUs). The above-described RSUs will generally vest in equal installments on each of the first three anniversaries of Mr. Davis’s start date, subject to his continued employment through each such date (subject to acceleration upon an earlier qualifying termination of employment as set forth in the Davis Employment Agreement). The PSUs will be earned and vest on the third anniversary of his start date, subject to Mr. Davis’s continued employment through such date (subject to acceleration as to service upon an earlier qualifying termination of employment as set forth in the Davis Employment Agreement) and the level of achievement of an equity valuation growth performance goal. The performance goal will be achieved between 0% and 100% based on the level of increase in the Company’s equity valuation, measured at the end of a three-year performance period (or, if earlier, the date of a change of control of the Company).

In the event Mr. Davis’s employment is terminated by the Company without “cause” or Mr. Davis resigns for “good reason”, in each case during the term of the Davis Employment Agreement, then, subject to his execution and non-revocation of a release of claims and continued compliance with his restrictive covenant obligations under the Davis Employment Agreement, Mr. Davis will be entitled to receive (i) a lump sum cash severance payment in an amount equal to 2.0x the sum of his base salary and target annual bonus opportunity (or, 3.0x, if such termination occurs within 12 months following a “change of control”) and (ii) subsidized COBRA continuation coverage for a period of 24 months (or, 36 months, if such termination occurs within 12 months following a “change of control”). Mr. Davis will not be eligible to receive severance payments or benefits under any severance plan or program maintained by the Company.

Mr. Davis will be subject to certain restrictions against competition, solicitation, disparagement and the use or disclosure of confidential information of the Company as set forth in the Davis Employment Agreement.

The foregoing is a summary description of certain terms of the Davis Employment Agreement and, by its nature, is incomplete. It is qualified in its entirety by the full text of the Davis Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

There are no arrangements or understandings between Mr. Davis and any other person pursuant to which he was appointed. Mr. Davis has no family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Davis has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Adoption of the 2025 Incentive Award Plan

On April 16, 2025, the Company’s Board approved and adopted the Spirit Aviation Holdings, Inc. 2025 Incentive Award Plan (the “2025 Plan”), which provides for the grant of grant equity-based incentive awards (including restricted stock units, performance stock units, performance shares, stock options and other equity or equity-based awards) to eligible employees, consultants or non-employee directors of the Company, including the Company’s named executive officers. The 2025 Plan will be administered by the Compensation Committee of the Board (or another committee or sub-committee of the Board designated by the Board). The 2025 Plan has a term of ten years (unless terminated earlier by the Board in accordance with the terms of the 2025 Plan).

The aggregate number of shares of common stock of the Company that may be issued pursuant to awards under the 2025 Plan is 4,032,258 shares, subject to equitable adjustment in the event of certain changes in the Company’s capitalization or the occurrence of certain corporate events. Any shares underlying an award that expires, is forfeited, is repurchased, or lapses for any reason, is settled in cash without the delivery of shares, and any shares withheld by, or otherwise remitted to, the Company to satisfy any exercise price or tax withholding obligations in respect of an award, in each case will again be available for the grant under the 2025 Plan. The Company intends to file a Registration Statement on Form S-8 to register the shares of common stock available for issuance under the 2025 Plan.

The foregoing is a summary description of certain terms of the 2025 Plan and, by its nature, is incomplete. It is qualified in its entirety by the full text of the 2025 Plan, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 7.01	Regulation FD Disclosure

A public announcement regarding the foregoing appointment of Mr. Davis described in Item 5.02 of this Current Report on Form 8-K was made by means of a press release on April 17, 2025, which is furnished herewith as Exhibit 99.1.

The information included under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2025

SPIRIT AVIATION HOLDINGS, INC.

By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel